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                                                                   EXHIBIT 10.12

                                  TENANT LEASE

                           MARSH CREEK ASSOCIATES ONE

                               TABLE OF CONTENTS
                               -----------------


Paragraph          Title                                                   Page
---------          -----                                                   ----

1.                 Parties                                                  5
2.                 Premises, Parking and Common Areas                       5
     2.1           Premises                                                 5
     2.2           Vehicle Parking                                          5
          2.2.1    Rights of Lessee                                         5
          2.2.2    Rights of Lessor                                         5
     2.3           Common Areas - Definition                                5
     2.4           Common Areas - Lessee's Rights                           6
     2.5           Common Areas - Rules and Regulations                     6
     2.6           Common Areas - Changes                                   6
3.                 Term of Lease                                            6
     3.1           Term                                                     6
     3.2           Possession and Improvements to Premises                  6
4.                 Rent                                                     7
     4.1           Base Rent                                                7
     4.2           Operating Expenses                                       7
     4.2  (a)      Lessee's Share (Percentage of)                           8
          (b)      Operating Expenses Defined                               8
          (c)      Improvements, Facilities and Services                    8
          (d)      Operating Expenses Payable                               8
5.                 Security Deposit                                         9
6.                 Use                                                      9
     6.1           Compliance with Law                                      9
     6.2           Condition of Premises                                    10
7.                 Maintenance, Repairs, Alterations and
                     Common Area Services                                   10
     7.1           Lessor's Obligations                                     10
     7.2           Lessee's Obligations                                     11
     7.3           Decoration, Fixtures, Alterations and
                     Additions                                              11
     7.4           Utility Additions                                        12
8.                 Insurance; Indemnity                                     12
     8.1           Liability Insurance - Lessee                             12
     8.2           Liability Insurance - Lessor                             13
     8.3           Property Insurance                                       13
          (a)      Property Insurance - Lessor                              13
          (b)      Property Insurance - Lessee                              13
     8.4           Payment of Premium Increase                              13
     8.5           Insurance Policies                                       13

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     8.6       Waiver of Subrogation                             14
     8.7       Indemnity                                         14
     8.8       Exemption of Lessor from Liability                14
9.             Damage or Destruction                             14
     9.1       Definitions                                       14
          (a)  "Premises Partial Damage"                         15
          (b)  "Premises Total Destruction"                      15
          (c)  "Premises Building Partial Damage"                14
          (d)  "Premises Building Total Destruction"             15
          (e)  "Corporate Center Buildings"                      15
          (f)  "Corporate Center Buildings Total
                Destruction"                                     15
          (g)  "Insured Loss"                                    15
          (h)  "Replacement Cost"                                15
     9.2       Premises Partial Damage; Premises
               Building Partial Damage                           15
          (a)  Insured Loss                                      15
          (b)  Uninsured Loss                                    15
     9.3       Premises Total Destruction; Premises
               Building Total Destruction;
               Corporate Center Building
               Total Destruction                                 15
     9.4       Damage Near End of Term                           16
     9.5       Abatement of Rent: Lessee's Remedies              16
     9.6       Termination - Advance Payments                    16
     9.7       Waiver                                            16
10.            Real Property Taxes                               16
     10.1 Payment of Taxes                                       16
     10.2 Time of Payment of Taxes                               17
     10.3 Definition of "Real Property Tax"                      17
     10.4 Joint Assessment                                       17
     10.5 Personal Property Taxes                                17
11.            Utilities                                         17
12.            Assignment and Subletting                         17
     12.1 Lessor's Consent Required                              17
     12.2 Lessee Affiliate                                       18
     12.3 Terms and Conditions of Assignment                     18
     12.4 Terms and Conditions Applicable to
               Subletting                                        18
     12.5 Attorney's Fees                                        19
13.            Default; Remedies                                 19
     13.1 Default                                                20
     13.2 Remedies                                               20/21
     13.3 Late Charges                                           22
14.            Condemnation                                      22
15.            Broker's Fee                                      23
16.            Estoppel Certificate                              23
17.            Lessor's Liability                                24
18.            Severability                                      24
19.            Interest on Past-due Obligations                  24



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                                       3

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20.            Time of Essence                                   24
21.            Additional Rent                                   24
22.            Incorporation of Prior Agreements;
               Amendments                                        24
23.            Notices                                           24
24.            Waivers                                           25
25.            Holding Over                                      25
26.            Cumulative Remedies                               25
27.            Covenants and Conditions                          25
28.            Binding Effect; Choice of Law                     25
29.            Subordination                                     25
30.            Attorney's Fees                                   25
31.            Lessor's Access                                   26
32.            Auctions                                          26
33.            Signs                                             26
34.            Merger                                            26
35.            Consents                                          26
36.            Guarantor                                         26
37.            Quiet Possession                                  26
38.            Options                                           27
     38.1 Definitions                                            27
     38.2 Options Personal                                       27
     38.3 Multiple Options                                       27
     38.4 Effect of Default on Options                           27
39.            Security Measures                                 27
40.            Easements                                         28
41.            Performance Under Protest                         28
42.            Security Interest                                 28
43.            Assignment of Rights                              28
44.            Covenants and Warranties                          28
45.            Authority                                         29
46.            Conflict                                          29
47.            Offer                                             29
48.            Addenda                                           30
               Signature Page                                    30

     48.1 Addendum No. 1 - Table (1)                             31
     48.2 Addendum No. 2 - Rules and Regulations                 32/33
     48.3 Addendum No. 3 - Sanitary Waste Regulation             34
     48.4 Addendum No. 4 - Option Terms                          35
     48.5 Addendum No. 5 - Miscellaneous Conditions              36


                              EXHIBIT "A"                        37
                              EXHIBIT "B"                        38
                              EXHIBIT "C"                        39/42




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

                                  TENANT LEASE
                           MARSH CREEK ASSOCIATES ONE
                           EXTON, PENNSYLVANIA 19341


1. PARTIES. This Lease, dated for reference purposes only, November 19, 1996 is made by and between MARSH CREEK ASSOCIATES ONE a Pennsylvania Limited Partnership, 75 East Uwchlan Avenue, Suite #110, Exton, PA 19341 (hereinafter called "Lessor") and KENSEY NASH CORPORATION (hereinafter called "Lessee").

2.   PREMISES, PARKING AND COMMON AREAS.

     2.1 PREMISES. Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, an upon all of the conditions set forth herein, the real property situate in the County of Chester, Commonwealth commonly know as Marsh Creek Corporate Center, Exton, Pennsylvania, and described as 41,142 s.f. in Building Two, located at 55 East Uwchlan Avenue, Marsh Creek Corporate Center, Uwchlan Township, Pennsylvania, 19341, herein referred to as the "Premises", including rights to the Common Areas as hereinafter specified but not including any rights to the roof of the Premises or to any other Building in the Corporate Center. The Premises are all of a building herein referred to as the "Building" and are located in red on EXHIBIT "A" attached hereto. The Premises, the Building, the Common Areas, the land upon which the same are located, along with all other buildings and improvements thereon, are herein collectively referred to as the "Corporate Center".

     2.2 VEHICLE PARKING. Lessee shall be entitled to vehicle parking spaces, unreserved and unassigned, on those portions of the Common Areas designated by Lessor for parking. Said parking spaces shall be used only for parking by vehicles no larger than full size passenger automobiles or pick-up trucks, herein called "Permitted Size Vehicles." Lessor herein retains the right to issue parking stickers in the future to all Lessees. Notwithstanding the above, Lessee shall have the exclusive right to park permitted size vehicles in the rear of Building Two in an area designated by Lessor.

          2.2.1 Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee's employees, suppliers, shippers, customers or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities. Parking/Storage of unused vehicles cannot be done without the specific written approval of Lessor.

          2.2.2 If Lessee permits or allows any of the prohibited activities described in Paragraph 2.2 of the Lease, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

     2.3 COMMON AREAS - DEFINITION. The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Corporate Center that are provided and designated by the Lessor from time to time for the general nonexclusive use of Lessor, Lessee and of other lessees of the Corporate Center and their

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respective employees, suppliers, shippers, customers and invitees, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas.

     2.4 COMMON AREAS - LESSEE'S RIGHTS. Lessor hereby grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Corporate Center. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor's designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

     2.5 COMMON AREAS - RULES AND REGULATIONS. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations with respect thereto. Lessee agrees to abide by and conform to all such rules and regulations, and to cause its employees, suppliers, shippers, customers, and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the noncompliance with said rules and regulations by other lessees of the Corporate Center.

     2.6 COMMON AREAS - CHANGES. Lessor shall have the right, in Lessor's sole discretion, from time to time:


          (a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways;(b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;(c) To designate other land outside the boundaries of the Corporate Center to be a part of the Common Areas;(d) To add additional buildings and improvements to the Common Areas;(e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Corporate Center, or any portion thereof;(f) To do and perform such other acts and make such other charges in, to or with respect to the Common Areas and Corporate Center as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

3.   TERM OF LEASE.

     3.1 TERM. The term of this Lease shall be for Six (6) years commencing on December 1, 1996 and ending on November 30, 2002 unless sooner terminated pursuant to any provision hereof.

     3.2 POSSESSION AND IMPROVEMENTS TO THE PREMISES.

          (a) Lessor shall, prior to the commencement of the Lease term, cause the completion of renovations, improvements and additions to the Premises in accordance with the terms of a Work Letter attached hereto as Exhibit "B", which has been approved by Lessee. If, during the performance of Lessor's work, Lessee desires to have additional work done by Lessor's contractors, Lessee may make a written request to Lessor, including all necessary plans and specifications. Lessor will use reasonable efforts to cause such contractors to perform

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

Lessee's additional work, provided that Lessee makes such arrangements for payment as Lessor may request, including payment of the entire cost thereof in advance.

          (b) If lessor, for any reason whatsoever, cannot deliver possession of the Premises to Lessee at the commencement of the Lease term, this Lease shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom, but the time for commencement of the Lease term shall be delayed until the day following the date on which the Premises are available for possession by Lessee as designated in a notice by Lessor to Lessee and the Lease term shall remain unchanged. During such period, the rights and obligations of the parties shall be suspended; provided, however, that if Lessor permits Lessee to occupy any portion of the Premises prior to the commencement of the Lease term, such occupancy shall be under all of the terms, covenants, and conditions of this Lease, except the covenant to pay Base Rent. In no event shall Lessor be liable to Lessee for any loss or damage suffered or incurred by Lessee on account of Lessor's failure or inability to complete any improvements or otherwise deliver possession of the Premises to Lessee on the date herein specified for the commencement of the Lease term.

          (c) Lessor will permit Lessee and its agents to enter the Premises prior to the commencement of the Lease term in order that Lessee may, subject to all of the conditions and requirements contained in Paragraph 7.3 hereof, perform, through its own contractors, such other work and decorations as Lessee may desire at the same time that Lessor's contractors are working in the Premises provided that Lessor shall first have approved Lessee's plans and contractors. The foregoing license to enter prior to the commencement of the Lease term, however, is conditional upon Lessee's workmen and mechanics working in harmony and not interfering with the activities of or labor employed by Lessor, Lessor's mechanics or contractors or by any other tenant or its contractors. If at any time such entry shall cause disharmony or interference, this license may be withdrawn by Lessor upon forty-eight (48) hours written notice to Lessee. Lessee's entry onto the Premises prior to the commencement of the Lease term shall be under all of the terms, covenants, provisions and conditions of this Lease, except as to the covenant to pay Base Rent. Lessor shall not be liable in any way for any injury, loss or damage which may occur to any of the Lessee's decorations or installments so made prior to the date of commencement of the term of this Lease. Lessor shall not have or assume any liability or responsibility of any nature whatsoever, not shall it waive or release any of its rights or remedies under this Lease or otherwise at law by virtue of, or any manner on account of Lessor's approval of, or consent to, Lessee's plans or contractors pursuant to this Paragraph or any other provision of this Lease. For purposes of determining the date when the Premises are available for possession by Lessee, there shall not be considered the duration of any delay which is caused by the performance of any work or activity in the Premises by Lessee or any of its employees, agents or contractors, and the Premises shall be deemed ready for possession on the date the Premises would have been ready but for such cause.

4.   Rent

     4.1 Base Rent. Lessee shall pay to Lessor, as Base Rent for the Premises, without any offsets or deductions, on the first day of each month of the term hereof; monthly payments in advance in accordance with the following schedule:


December 1, 1996                             $18,264,40           which is $5.75 per sq. ft.
January 1, 1997 through Nov. 30 1999         $19,713.87 per month which is $5.75 per sq. ft.
December 1, 1999 through Nov. 30, 2001       $20,571.00 per month which is $6.00 per sq. ft.
December 1, 2001 through Nov. 30, 2002       $21,428,12 per month which is $6.25 per sq. ft.

     Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the Base Rent. Rent shall be payable in lawful money of the United States to Lessor at the address stated herein or to such other persons or at such other places at Lessor may designate in writing.



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

     4.2 OPERATING EXPENSES. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee's Share, as hereinafter defined, of all Operating Expenses, as hereinafter defined, during each calender year of the term of this Lease, in accordance with the following provisions:

         (a) "Lessee's Share" is defined, for purposes of this Lease, as 47.83 percent.

         (b) "Operating Expenses" is defined, for purposes of this Lease, as all costs incurred by Lessor, if any, for:

             (i) The operation, management, repair, replacement, and maintenance, in neat, clean, good order and condition, of the following:

             (aa) The Common Areas, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, Common Area lighting facilities and fences and gates;
             (bb)    Trash disposal services;
             (cc)    Tenant directories;
             (dd) Fire detection systems including sprinkler system maintenance and repair;
             (ee)    Security services;
             (ff) Any other service to be provided by Lessor that is elsewhere in this Lease stated to be an "Operating Expense";
             (gg)    Roof and all penetrations thereof;
             (hh) The cost of all other time which, under standard accounting practices, constitute operating or maintenance costs attributable to the Common Areas of the Corporate Center.

             (ii) Any deductible portion of an insured loss concerning any of the items or matters described in this Paragraph 4.2;

             (iii) The cost of the premiums for the liability and property insurance policies to be maintained by Lessor under Paragraph 8 hereof;

             (iv) The amount of the real property tax to be paid by Lessor under Paragraph 10.1 hereof:

             (v) The cost of water, gas and electricity to service the Common Areas.

     (c) The inclusion of the improvements, facilities and services set forth in Paragraph 4.2(b)(i) of the definition of Operating Expenses shall not be deemed to impose an obligation upon Lessor to either provide said improvements or facilities or to provide those services unless the Corporate Center already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

     (d) Lessee's Share of Operating Expenses shall be payable by Lessee within ten (10) days after a reasonably detailed statement of actual expenses is presented to Lessee by Lessor. At Lessor's option, however, an amount may be estimated by Lessor from time to time of Lessee's Share of annual Operating Expenses and the same shall be payable monthly or quarterly, as Lessor shall designate, during each twelve-month period of the Lease term, on the same day as the Base Rent is due hereunder. In the event that Lessee pays Lessor's estimate of Lessee's Share of Operating Expenses as aforesaid, Lessor shall deliver to Lessee within sixty (60) days after the expiration of each calendar year a reasonably detailed statement showing Lessee's Share of the actual Operating Expenses incurred during the preceding year. If Lessee's payments under this Paragraph 4.2(d) during said preceding year exceed Lessee's Share as indicated on said statement, Lessee shall be entitled to credit the


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                                       8
amount of such overpayment against Lessee's Share of Operating Expenses next falling due. If Lessee's payment under this Paragraph during said preceding year were less than Lessee's share as indicated on said statement, Lessee shall pay to Lessor the amount of the deficiency within ten (10) days after delivery by Lessor to Lessee of said statement.

5. SECURITY DEPOSIT. Lessee shall deposit with Lessor $13,333.33 as security for Lessee's faithful performance of Lessee's obligations hereunder. If Lessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Lessor may become obligated by reason of Lessee's default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. If Lessor so uses or applies all or any portion of said deposit, Lessee shall within ten (10) days after written demand therefor deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount then required of Lessee. If the monthly rent shall, from time to time, increase during the term of this Lease, Lessee shall, at the time of such increase, deposit with Lessor additional money as a security deposit so that the total amount of the security deposit held by Lessor shall at all times bear the same proportion to the then current Base Rent as the initial security deposit bears to the initial Base Rent set forth in Paragraph 4. Lessor shall not be required to keep said security deposit separate from its general accounts. If Lessee performs all of Lessee's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Lessor, shall be returned, without payment of interest or other increment for its use, to Lessee (or, at Lessor's option, to the last assignee, if any, or Lessee's interest hereunder) at the expiration of the term hereof, and after Lessee has vacated the Premises, providing Lessee has advised Lessor in writing of where and to whom said security deposit funds shall be forwarded. No trust relationship is created herein between Lessor and Lessee with respect to said Security Deposit.

6. Use. The Premises shall be used and occupied only for Offices, Laboratories, and Warehousing for the business of the Development of Medical Devices and related items and for no other purpose.

     6.1  Compliance with Law.

          (a) Lessor warrants to Lessee that the Premises, in the state existing on the date that the Lease term commences, but without regard to the use for which Lessee will occupy the Premises, does not violate any covenants or restrictions of record, or any applicable building code, regulation or ordinance in effect on such Lease term commencement date. In the event it is determined that this warranty has been violated, then it shall be the obligation of the Lessor, after written notice from Lessee, to promptly, at Lessor's sole cost and expense, rectify any such violation. In the event Lessee does not give to Lessor written notice of the violation of this warranty within one month from the date that the Lease term commences, the correction of same shall be the obligation of the Lessee at Lessee's sole cost. The warranty contained in this Paragraph 6.2(a) shall be of no force or effect if, prior to the date of this Lease, Lessee was an owner or occupant of the Premises and, in such event, Lessee shall correct any such violation at Lessee's sole cost.

          (b) Except as provided in Paragraph, 6.2(a) Lessee shall, at Lessee's expense, promptly comply with all applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements of any fire insurance underwriters or rating bureaus, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the term or any part of the term hereof, relating in any manner to the Premises and the occupation and use by Lessee of the Premises and of the Common Areas. Lessee shall not use nor permit the use of the Premises or the Common Areas in any manner that will tend to create waste or a nuisance or shall tend to disturb other occupants of the Corporate Center.


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
6.2  CONDITION OF PREMISES.

          (a) Lessor shall deliver the Premises to Lessee clean and free of debris on the Lease commencement date (unless Lessee is already in possession) and Lessor warrants to Lessee that the plumbing, lighting, air conditioning, heating, and loading doors in the Premises shall be in good operating condition on the Lease commencement date. In the event that it is determined that this warranty has been violated, then it shall be the obligation of Lessor, after receipt of written notice from Lessee setting forth with specificity the nature of the violation, to promptly, at Lessor's sole cost, rectify such violation. Lessee's failure to give such written notice to Lessor within thirty (30) days after the Lease commencement date shall cause the conclusive presumption that Lessor has complied with all of Lessor's obligations hereunder. The warranty contained in this Paragraph 6.3(a) shall be of no force or effect if, prior to the date of this Lease, Lessee was an owner or occupant of the Premises.

Except for the 30 days warranty period noted above, Lessee, by taking possession of the Premises, shall be deemed to have accepted the Premises in their condition on the date of Lessee's possession, as being in good and sanitary order, condition and repair, and to have agreed that Lessor has completed all of the Lessor's work to be performed prior to the commencement of the Lease term under Paragraph 3.2(b).

          (b) Except as otherwise provided in this Lease, Lessee hereby accepts the Premises in their condition existing as of the Lease commencement date or the date that Lessee takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that neither Lessor nor Lessor's agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Lessee's business.

7.   MAINTENANCE, REPAIRS, ALTERNATIONS AND COMMON AREA SERVICES.

     7.1  LESSOR'S OBLIGATIONS.    Subject to the provision of paragraphs 4.2
(Operating Expenses), 6 (Use), 7.2 (Lessee's Obligations) and 9 (Damage or Destruction) and except for damage caused by any negligent or intentional act or omission of Lessee, Lessee's employees, suppliers, shippers, customers, or invitees, in which event Lessee shall repair the damage, Lessor, at Lessor's expense, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good condition and repair the foundations, exterior walls, structural condition of interior bearing walls, and roof of the Premises, as well as the parking lots, walkways, driveways, landscaping, fences, signs and utility installations of the Common Areas and all parts thereof, as well as providing the services for which there is an Operating Expense pursuant to Paragraph 4.2. Lessor shall not, however, be obligated to paint the exterior or interior surface of exterior walls, nor shall Lessor be required to maintain, repair or replace windows, doors or plate glass of the Premises. Lessor shall have no obligation to make repairs under this Paragraph 7.1 until a reasonable time after receipt of written notice from Lessee of the need for such repairs. Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Premises in good order, condition and repair. Lessor shall not be liable for damages or loss of any kind or nature by reason of Lessor's failure to furnish any Common Area Services when such failure is caused by accident, breakage, repairs, strikes, lockout, or other labor disturbances or disputes of any character, or by any other cause beyond the reasonable control of Lessor.



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
     7.2  Lessee's Obligations.

          (a) Subject to the provisions of paragraphs 6 (Use), 7.1 (Lessor's Obligations), and 9 (Damage or Destruction), Lessee, at Lessee's expense, shall keep in good order, condition and repair the Premises and every part thereof (whether or not the damaged portion of the Premises or the means of repairing the same are reasonably or readily accessible to Lessee) including, without limiting the generality of the foregoing, all plumbing, heating, ventilating and air conditioning systems (Lessee shall procure and maintain, at Lessee's expense, a heating and air conditioning system maintenance contract), electrical and lighting facilities and equipment within the Premises, fixtures, interior walls and interior surfaces of exterior walls, ceilings, windows, doors, plate glass, and skylights located within the Premises.

          (b) If Lessee fails to perform Lessee's obligations under this Paragraph 7.2 or under any other Paragraph of this Lease, Lessor may enter upon the Premises after ten (10) days' prior written notice to Lessee (except in the case of emergency, in which no notice shall be required), perform such obligations on Lessee's behalf and put the Premises in good order, condition and repair, and the cost thereof together with interest thereon at the maximum rate then allowable by law shall be due and payable as additional rent to Lessor together with Lessee's next Base Rent installment.

          (c) On the last day of the term hereof, or on any sooner termination, Lessee shall surrender the Premises to Lessor in the same condition as received, ordinary wear and tear excepted, clean and free of debris. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices. Lessee shall repair any damage to the Premises occasioned by the installation or removal of Lessee's trade fixtures, alterations, furnishings and equipment. Notwithstanding anything to the contrary otherwise stated in this Lease, Lessee shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing and fencing on the Premises in good operating condition.

     7.3  Decoration, Fixtures, Alterations and Additions.

          (a) Lessee shall not decorate, paint, or in any other manner alter the exterior of the Premises and shall not install or affix any device, fixture or attachment on or to the exterior of the Premises or any part of the Building without first obtaining Lessor's written consent, which consent shall not be unreasonably withheld. Lessee will maintain any such decoration, lettering, advertising matter or other thing as may be approved by Lessor in good condition and repair at all times, and in compliance with all applicable governmental requirements.

           (b) All movable personal property and all trade fixtures installed by Lessee in the Premises shall remain the property of Lessee and shall be removable at the expiration or sooner termination of the term of this Lease or any renewal or extension thereof, provided Lessee shall not at such time be in default under any covenant or agreement contained in this Lease and that Lessee shall promptly repair any damage to the premises cause by such removal. If Lessee fails to remove any such movable personal property or trade fixtures upon expiration or sooner termination of the term of this Lease, such personal property and trade fixtures shall be deemed abandoned and shall become the property of Lessor or, at the option of Lessor, may be removed from the Premises and stored for the account of Lessee at the cost and expense of Lessee which cost and expense shall constitute additional rent hereunder. Lighting fixtures, heating and air conditioning equipment, plumbing and electrical systems and fixtures and floor covering shall not be deemed to be personal property and trade fixtures whether installed by Lessee or by anyone else and shall not be removed from the Premises but shall, upon installation, become the property of Lessor without any compensation to Lessee.

           (c) Lessee shall not make any changes, alterations, additions or improvements to the Premises, or any part thereof, without first obtaining the written consent of


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                                       11

Lessor which consent shall not be unreasonably withheld. Lessee shall submit to Lessor plans and specifications for the proposed work and an estimate of the anticipated cost thereof. Lessor may also impose such conditions as to permits, insurance, bonds, and waivers and releases of mechanics' liens as Lessor, in its sole discretion, deems advisable or necessary. Any changes, alterations, additions or improvements made by Lessee with the consent of Lessor shall become the property of Lessor and shall remain upon the Premises at the expiration or sooner termination of this Lease. The construction of any such alterations by Lessee shall be conducted so as not to Interfere with Lessor's activities or the operation of the Building. Lessor shall have the right to order Lessee to terminate Lessee's construction work; provided, however, that Lessor shall use reasonable discretion in exercising such right. Upon notification from Lessor to Lessee to cease work, Lessee shall remove forthwith from the Premises and the Building all Lessee's agents, employees and contractors until Lessor shall have given its written consent, and Lessee in connection therewith shall have no claim for damages of any nature whatsoever against Lessor. Lessee shall, at its expense, remove from the Premises and from the Building all construction trash which may accumulate in connection with Lessee's activities. All repairs, alterations, additions and improvements performed by Lessee shall be done in a good and workmanlike manner in compliance with all applicable governmental requirements and the reasonable requirements of the insurers of the Building. During the performance of any such changes, alterations, additions, or improvements by Lessee, Lessee shall obtain and maintain comprehensive general public liability, property damage, builder's risk, workmen's compensation and other insurance covering Lessor, Lessee, and each holder of a mortgage on the Building in amounts, with coverage and with companies reasonably satisfactory to Lessor.

           (d) Before performing permitting the performance of any work within the Premises, Lessee shall take such steps as Lessor may reasonably require in order that no lien for labor or materials will attach to the Premises or all or any part of the Building as a result of such work. Lessee shall not permit any mechanic's or other lien or claim for lien or notice in respect thereto to be filed against the Premises or any fixtures, equipment or furnishings contained therein. If any such lien or claim be made or filed, Lessee shall, within ten
(10) days after notice of the filing thereof, cause said lien notice or claim for lien to be effectively removed and discharged of record; provided, however, that Lessee shall have the right to contest the amount or validity, in whole or in part, of any such lien, notice or claim by appropriate proceedings, but in such event Lessee shall promptly bond such lien, notice of claim with a surely company, or by any other means satisfactory to Lessor and shall prosecute such proceedings with all due diligence and dispatch. If Lessee fails so to discharge or bond such lien, Lessor may, at its election, remove or discharge such lien, notice or claim by paying the full amount thereof, or otherwise and without any investigation or contest of the validity thereof, and Lessee shall pay to lessor upon demand, as additional rent the amount paid by Lessor including Lessor's costs, expenses and counsel fees.

     7.4 Utility Additions. Lessor reserves the right to install new or additional utility facilities throughout the Building and the Common Areas for the benefit of Lessor or Lessee, or any other lessee of the Corporate Center, including, but not by way of limitation, such utilities as plumbing, electrical systems, security systems, communication systems, and fire protection and detection systems, so long as such installations do not unreasonably interfere with Lessee's use of the Premises.

8.   Insurance; Indemnity.

     8.1 Liability Insurance - Lessee. Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease a policy of Combined Single Limit Bodily Injury and Property Damage insurance insuring Lessee and Lessor against any liability arising out of the use, occupancy or maintenance of the Premises and the Corporate Center. Such insurance shall be in an amount not less than $1,000,000.00 per occurrence. The policy shall insure performance by Lessee of the indemnity provisions of the Paragraph 8. The limits of said insurance shall not, however, limit the liability of Lessee hereunder.


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
     8.2 LIABILITY INSURANCE - LESSOR. Lessor shall obtain and keep in force during the term of this Lease a policy of Combined Single Limit Bodily injury and property Damage Insurance, insuring Lessor, but not Lessee, against any liability arising out of the ownership, use occupancy or maintenance of the Corporate Center in an amount not less than $1,000,000.00 per occurrence.

     8.3  PROPERTY INSURANCE.

          (a) PROPERTY INSURANCE - LESSOR. Lessor shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Corporate Center improvements, but not Lessee's personal property, fixtures, equipment or tenant improvements, in an amount not to exceed the full replacement value thereof, as the same may exist from time to time, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, flood (in the event same is required by a lender having a lien on the Premises) special extended perils ("all risk", as such term is used in the insurance industry), and such other insurance as Lessor deems advisable. In addition, Lessor shall obtain and keep in force, during the term of the Lease, a policy of rental value insurance covering a period of one year, with loss payable to Lessor, which insurance shall also cover all Operating Expenses for said period. In the event that the Premises shall suffer an insured loss as defined in Paragraph 9.1(g) hereof, the deductible amount under the casualty insurance policies relating to the Premises shall be paid by Lessee.

          (b) PROPERTY INSURANCE AND BUSINESS INCOME - LESSEE. Lessee shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to its personal property, fixtures, equipment, Lessee made but Lessor owned improvements, inventory, etc. in an amount equal to 100% of its current replacement value, as the same may exist from time to time, providing protection against all perils, included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils ("all risk" as such term is used in the insurance industry) and plate glass insurance.

In addition, Lessee shall obtain and keep in force during the term of this Lease, a business income insurance policy in an amount equal to one year's expected gross income.

     8.4  PAYMENT OF PREMIUM INCREASE.

     (a) After the term of this Lease has commenced, Lessee shall not be responsible for paying Lessee's Share of any increase in the property insurance premium for the Corporate Center specified by Lessor's insurance carrier as being caused by the use, acts or omissions of any other lessee of the Corporate Center, or by the nature of such other lessee's occupancy which create an extraordinary or unusual risk.

     (b) Lessee, however, shall pay the entirety of any increase in the property insurance premium for the Corporate Center over what it was immediately prior to the commencement of the term of this Lease if the increase is specified by Lessor's insurance carrier as being caused by the nature of Lessee's occupancy or any act or omission of Lessee.

     8.5 INSURANCE POLICIES. Insurance required hereunder shall be in companies holding a "General Policyholders Rating" of at least B plus, or such other rating as may be required by a lender having a lien on the Premises as set forth in the most current issue of "Best's Insurance Guide." Lessee shall not do or permit to be done anything which shall invalidate the insurance policies carried by Lessor. Lessee shall deliver to Lessor copies of liability insurance policies required under Paragraph 8.1 or certificates evidencing the existence and amounts of such insurance within seven (7) days after the commencement date of this Lease. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with renewals or "binders" thereof Lessor and any lender having a



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                                       13
lien or mortgage on the Premises, Building or the Corporate Center shall be added as additional insureds, as their interests may appear, to all insurance policies required to be kept by Lessee under the terms of this Lease.

     8.6 WAIVER OF SUBROGATION. Lessee and Lessor each hereby release and relieve the other, and waive their right of recovery against the other for loss or damage arising out of or incident to the perils insured against which perils occur in, on or about the Premises, whether due to the negligence of Lessor or Lessee or their agents, employees, contractors and/or invitees. Lessee and Lessor shall, upon obtaining the policies of insurance required, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in their Lease.

     8.7. INDEMNITY. Lessee shall indemnify and hold harmless Lessor from and against any and all claims arising from Lessee's use of the Corporate Center, or from the conduct of Lessee's business or from any activity, work or things done, permitted or suffered by Lessee in or about the Premises or elsewhere and shall further indemnify and hold harmless Lessor from and against any and all claims arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any act or omission of Lessee, or any of Lessee's agents, contractors, or employees, and from and against all costs, attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon, and in case any action or proceeding be brought against Lessor by reason of any such claim, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property of Lessee or injury to persons, in, upon or about the Corporate Center arising from any cause and Lessee hereby waives all claims in respect thereof against Lessor.

     8.8 EXEMPTION OF LESSOR FROM LIABILITY. Lessee hereby agrees that Lessor shall not be liable for injury to Lessee's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Lessee. Lessee's employees, invitees, customers, or any other person in or about the Premises or the Corporate Center, nor shall Lessor be liable for injury to the person of Lessee, Lessee's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Corporate Center, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Lessee. Lessor shall not be liable for any damages arising from any act or neglect of any other lessee, occupant or user of the Corporate Center, nor from the failure of Lessor to enforce the provisions of any other lease of the Corporate Center.

9.   DAMAGE OR DESTRUCTION.

     9.1  DEFINITIONS.

          (a) "Premises Partial Damage" shall mean if the Premises are damaged or destroyed to the extent that the cost of repair is less than fifty percent of the then replacement cost of the Premises.

          (b) "Premises Total Destruction" shall mean if the Premises are damaged or destroyed to the extent that the cost of repair is fifty percent or more of the then replacement cost of the Premises.


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

          (c) "Premises Building Partial Damage" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is less than fifty percent of the then replacement cost of the Building.

          (d) "Premises Building Total Destruction" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is fifty percent or more of the then replacement cost of the Building.

          (e) "Corporate Center Buildings" shall mean all of the buildings on the Corporate Center Site.

          (f) "Corporate Center Buildings Total Destruction" shall mean if the Corporate Center Buildings are damaged or destroyed to the extent that the cost of repair is fifty percent or more of the then replacement cost of the Corporate Center Buildings.

          (g) "Insured Loss" shall mean damage or destruction which was caused by an event required to be covered by the insurance described in Paragraph 8. The fact that an Insured Loss has a deductible amount shall not make the loss an uninsured loss.

          (h) "Replacement Cost" shall mean the amount of money necessary to be spent in order to repair or rebuild the damaged area to the condition that existed immediately prior to the damage occurring including all improvements made by lessees.

     9.2  PREMISES PARTIAL DAMAGE: PREMISES BUILDING PARTIAL DAMAGE.

          (a) Insured Loss: Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage which is an Insured Loss and which falls into the classification of either Premises Partial Damage or Premises Building Partial Damage, then Lessor shall, at Lessor's expense, repair such damage to the Premises, but not Lessee's fixtures or equipment, as soon as reasonably possible, and this Lease shall continue in full force and effect.

          (b) Uninsured Loss: Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage which is not an Insured Loss and which falls within the classification of Premises Partial Damage or Premises Building Partial Damage unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), which damage prevents Lessee from using the Premises, Lessor may at Lessor's option either (i) repair such damage as soon as reasonably possible at Lessor's expense in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after the date of the occurrence of such damage of Lessor's intention to cancel and terminate this Lease as of the date of the occurrence of such damage. In the event Lessor elects to give such notice of Lessor's intention to cancel and terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's intention to repair such damage at Lessee's expense, without reimbursement from Lessor, in which event this Lease shall continue in full force and effect, and Lessee shall proceed to make such repairs as soon as reasonably possible. If Lessee does not give such notice within such 10-day period this Lease shall be canceled and terminated as of the date of the occurrence of such damage.

     9.3 PREMISES TOTAL DESTRUCTION: PREMISES BUILDING TOTAL DESTRUCTION, CORPORATE CENTER BUILDINGS TOTAL DESTRUCTION. Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is a damage, whether or not it is an Insured Loss, and which falls into the classification of either (a) Premises Total Destruction, or (b) Premises Building Total Destruction, or (c) Corporate Center Buildings Total Destruction, then

Lessor may at lessor's option either (i) repair such damage or destruction, but not Lessee's fixtures or equipment, as soon as reasonably possible at Lessor's expense, and this Lease shall

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                                       15
continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after the date of occurrence of such damage of Lessor's intention to cancel and terminate this Lease, in which case this Lease shall be canceled and terminated as of the date of the occurrence of such damage.

     9.4  DAMAGE NEAR END OF TERM.

          (a) Subject to Paragraph 9.4(b), if at any time during the last six months of the term of this Lease there is substantial damage, whether or not an Insured Loss, which falls within the classification of Premises Partial Damage, Lessor may at Lessor's option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within 30 days after the date of occurrence of such damage.

          (b) Notwithstanding Paragraph 9.4(a), in the event that Lessee has an option to extend or renew this lease, and the time within which said option may be exercised has not yet expired, Lessee shall exercise such option, if it is to be exercised at all, no later than twenty (20) days after the occurrence of an Insured Loss falling with the classification of Premises Partial Damage during the last six months of the term of this Lease. If Lessee duly exercises such option during said twenty (20) day period, Lessor shall, at Lessor's expense, repair such damage, but not Lessee's fixtures or equipment, as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option during said twenty (20) day period, then Lessor may at Lessor's option terminate and cancel this Lease as of the expiration of said twenty (20) day period by giving written notice to Lessee of Lessor's election to do so within ten (10) days after the expiration of said twenty (20) day period, notwithstanding any term or provision in the grant of option to the contrary.

     9.5  ABATEMENT OF RENT: LESSEE'S REMEDIES.

          (a) In the event Lessor repairs or restores the premises pursuant to the provisions of this Paragraph 9, the rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired. Except for abatement of rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.

          (b) If Lessor shall be obligated to repair or restore the Premises under the provisions of this Paragraph 9 and shall not commence such repair or restoration within ninety (90) days after such obligation shall accrue, Lessee may at Lessee's option cancel and terminate this Lease by giving Lessor written notice of Lessee's election to do so at any time prior to the commencement of such repair or restoration. In such event this Lease shall terminate as of the date of such notice.

     9.6 TERMINATION - ADVANCE PAYMENTS. Upon termination of this Lease pursuant to this Paragraph 9, an equitable adjustment shall be made concerning advance rent and any advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's security deposit as has not theretofore been applied by Lessor.

     9.7 WAIVER. Lessor and Lessee waive the provisions of any statute which relate to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

10. REAL PROPERTY TAXES.

     10.1 PAYMENT OF TAXES. Lessor shall pay the real property tax, as defined in Paragraph 10.3, applicable to the Corporate Center subject to reimbursement by Lessee of

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                                       16

Lessee's Share of such taxes in accordance with the provisions of Paragraph 4.2, except as otherwise provided in Paragraph 10.2.

     10.2 TIME OF PAYMENT OF TAXES. Lessee shall pay to Lessor at the time that Operating Expenses are payable under Paragraph 4.2(d) the entirety of any increase in real property tax if assessed solely by reason of additional improvements places upon the Premises by Lessee or at Lessee's request.

     10.3 DEFINITION OF "REAL PROPERTY TAX". As used herein, the term "real property tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Corporate Center or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agriculture, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Corporate Center or in any portion thereof, as against Lessor's right to rent or other income therefrom, and as against Lessor's business of leasing the Corporate Center. The term "real property tax" shall also include any tax, fee, levy, assessment or charge (i) in substitution of partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of "real property tax," or
(ii) the nature of which has hereinbefore included within the definition of "real property tax," or (iii) which is imposed as a result of a transfer, either partial or total, of Lessor interest in the Corporate Center or which is added to a tax or charge hereinbefore included within the definition of real property tax by reason of such transfer or which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof.

     10.4 JOINT ASSESSMENT. If the Corporate Center is not separately assessed, Lessee's Share of the real property tax liability shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

     10.5 PERSONAL PROPERTY TAXES.

          (a) Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.

          (b) If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay to Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting for the taxes applicable to Lessee's property.

11. UTILITIES. Lessee shall pay for all water, including sprinkler line, gas, heat, light, power, telephone, trash removal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to the Premises, Lessee shall pay at Lessor's option, either Lessee's share or a reasonable proportion, to be determined by Lessor, of all charges jointly metered with other premises in the Building.

12.  ASSIGNMENT AND SUBLETTING.

     12.1 LESSOR'S CONSENT REQUIRED. Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of

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                                       17

Lessee's interest in the Lease or in the Premises, without Lessor's prior written consent, which Lessor shall not unreasonably withhold. Lessor shall respond to Lessee's request for consent hereunder in a timely manner and any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a breach of this Lease without the need for notice to Lessee under Paragraph 13.1.

     12.2 LESSEE AFFILIATE. Notwithstanding the provisions of Paragraph 12.1 hereof, Lessee may assign or sublet the Premises, or any portion thereof, without Lessor's consent, to any corporation which controls, is controlled by or is under common control with Lessee, or to any corporation resulting from the merger or consolidation with Lessee, or to any person or entity which acquire all the assets of Lessee as a going concern of the business that is being conducted on the Premises, all of which are referred to a "Lessee Affiliate," provided that before such assignment shall be effective said assignee shall assume, in full, the obligations of Lessee under this Lease. Any such assignment shall not, in any way, affect or limit the ability of Lessee under the terms of this Lease even if after such assignment or subletting the terms of this Lease are materially changed or altered without the consent of Lessee, the consent of whom shall not be necessary.

     12.3 TERMS AND CONDITIONS OF ASSIGNMENT. Regardless of Lessor's consent, no assignment shall release Lessee of Lessee's obligations hereunder or alter the primary liability of Lessee to pay the Base Rent and Lessee's Share of Operating Expenses, and to perform all other obligations to be performed by Lessee hereunder. Lessor may accept rent from any person other than Lessee pending approval or disapproval of such assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of rent shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the breach of any of the terms or conditions of this Paragraph 12 or this Lease. Consent to one assignment shall not be deemed consent to any subsequent assignment. In the event of default by any assignee of Lessee or any successor of Lessee, in the performance of any of the terms hereof, Lessee may proceed directly against Lessee without the necessity of exhausting remedies against said assignee. Lessor may consent to subsequent assignments of this Lease or amendments or modifications to this Lease with assignees of Lessee, without notifying Lessee, or any successor of Lessee, and without obtaining its or their consent thereto and such action shall not relieve Lessee of liability under this Lease.

     12.4 TERMS AND CONDITIONS APPLICABLE TO SUBLETTING. Regardless of Lessor's consent, the following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be included in subleases:

         (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income arising from any Sublease heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease, provided, however, that until a default shall occur in the performance of Lessee's obligations under this Lease may receive, collect and enjoy the rents accruing under such sublease, lessor shall not, by reason of this or any other assignment of such sublease to Lessor nor by reason of the collection of the rents from a Sublessee be deemed liable to the sublessee for any failure of lessee to perform and comply with any of Lessee's obligations to such Sublessee under such sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a default exists in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents due and to become due under the sublease. Lessee agrees that such sublessee shall have the right to rely upon any such statement and request from Lessor, and that such sublessee shall pay such rents to Lessor without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against such Sublessee or Lessor for any such rents so paid by said sublessee to Lessor.

         (b) No sublease entered into by Lessee shall be effective unless and until it has been approved in writing by Lessor. In entering into any sublease, Lessee shall use only

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                                       18
such form of Sublease as is satisfactory to Lessor, and once approved by Lessor, such sublease shall not be changed or modified without Lessor's prior written consent. Any sublessee shall, by reason of entering into a sublease under this Lease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every obligation herein to be performed by Lessee other than such obligations as are contrary to or inconsistent with provisions contained in a Sublease to which Lessor has expressly consented in writing.

         (c) If Lessee's obligations under this Lease have been guaranteed by third parties, then a Sublease, and Lessor's consent thereto, shall not be effective unless said guarantors give their written consent to such sublease and the terms thereof.

         (d) The consent by Lessor to any subletting shall not release Lessee from its obligations or alter the primary liability of Lessee to pay the rent and perform and comply with all of the obligations of Lessee to be performed under this Lease.

         (e) The consent by Lessor to any subletting shall not constitute a consent to any subsequent subletting by Lessee or to any assignment or subletting by the sublessee.

However, Lessor may consent to subsequent subletting and assignments of the Sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable on the Lease or Sublease and without obtaining their consent and such action shall not relieve such persons from liability.

         (f) In the event of any default under this Lease, Lessor may proceed directly against Lessee, any guarantors or any one else responsible for the performance of this Lease, including the Sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor or Lessee.

         (g) In the event Lessee shall default in the performance of its obligations under this Lease, Lessor, at its option and without any obligations to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of Lessee under such Sublease from the time of the exercise of said option to the termination of such Sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such Sublessee or Lessee or for any other prior defaults of Lessee under such Sublease.

         (h) Each and every consent required of Lessee under a Sublease shall also require the consent of Lessor.

         (i) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

         (j) Lessor's written consent to any subletting of the Premises by Lessee shall not constitute an acknowledgment that no default then exists under this Lease of the obligations to be performed by Lessee nor shall such consent be deemed a waiver of any then existing default, except as may be otherwise stated by Lessor at the time.

         (k) With respect to any subletting to which Lessor has consented, Lessor agrees to deliver a copy of any notice of default by Lessee to the sublessee. Such sublessee shall have the right to cure a default of Lessee within ten (10) days after service of said notice of default upon such Sublessee, and the Sublessee shall have a right of reimbursement and offset from and against Lessee for any such defaults cured by the sublessee.

     12.5 Attorney's Fees. In the event Lessee shall assign or sublet the Premises or request the consent of Lessor to any assignment or subletting or if Lessee shall request the consent of Lessor for any act Lessee proposes to do then Lessee shall pay Lessor's reasonable attorney's fees incurred in connection therewith.

                                                               Initials:
                                                                        -------

13.  DEFAULT; REMEDIES.

     13.1 Default. The occurrence of any one or more of the following events shall constitute a material default of this Lease by Lessee:

          (a) The vacating or abandonment of the Premises by Lessee prior to end of the Lease term.

          (b) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due.

          (c) Except as otherwise provided in this Lease, the failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in Paragraph (b) above, where such failure shall continue for a period of thirty
(30) days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee's noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

          (d) (i) The making by Lessee of any general arrangement or general assignment for the benefit of creditors; (ii) Lessee becomes a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty
(60) days after filing thereof); (iii) the appointment of a trustee or receiver to take possession of all, or substantially all, of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days. In the event that any provision of this Paragraph 13.1(d) is contrary to any applicable law, such provision shall be of no force or effect.

          (e) The discovery by Lessor that any financial statement given to Lessor by Lessee, any assignee of Lessee, any subtenant of Lessee, any successor in interest of Lessee or any guarantor of Lessee's obligation hereunder, was materially false.

     13.2 Remedies. In the event of any such material default by Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default:

          (a) Demand the balance of the Base Rent and all additional rent and all other sums to which Lessor is entitled hereunder to be due, payable and in arrears, as if payable in advance hereunder; or

          (b) This Lease and the Lease term shall, without waiver of Lessor's other rights and remedies, terminate without any right of Lessee to save the forfeiture. Any acceleration of the rent by Lessor shall not constitute a waiver of any right or remedy of Lessor and, if Lessee shall fail to pay the accelerated rent upon Lessor's demand, then Lessor may thereafter terminate this Lease, as aforesaid. Immediately upon such termination by Lessor, Lessor shall have the right to recover possession of the Premises with or without legal process, breaking locks and replacing locks, and removing Lessee's and any third party's property therefrom, and making any disposition thereof as Lessor may deem commercially reasonable.

Following such termination, Lessor shall have the unrestricted right to lease the Premises or any part thereof to any person and pursuant to any terms as Lessor may elect, but Lessor shall have no obligations to rent the Premises so long as Lessor (or any related entity) has other comparable vacant space available for leasing in the general geographical area of the Premises.

                                                              Initials:

For the purpose of such reletting. Landlord may decorate or make repairs, changes, alterations or additions in or to the Leased Space to the extent deemed by Landlord desirable or convenient; and the cost of such decoration, repairs, changes, alterations or additions shall be charge to and be payable by Lessee as Additional Rent hereunder, as well as any reasonable brokerage and attorneys fees incurred by Landlord.

          (c) In addition to the aforesaid, Lessor may also proceed as a secured party under the provision of the Uniform Commercial Code against the goods in which Lessor has been granted a security interest pursuant to Paragraph 42 hereof.

          (d) CONFESSION OF JUDGMENT FOR MONEY. LESSEE COVENANTS AND AGREES THAT IF ANY CHARGE RESERVED IN THIS LEASE AS RENT (INCLUDING ALL ACCELERATIONS OF RENT PERMISSIBLE UNDER THE PROVISIONS OF THIS LEASE) SHALL REMAIN UNPAID
FIVE (5) DAYS AFTER THE SAME IS REQUIRED TO BE PAID, THEN AND IN THAT EVENT, LESSOR MAY CAUSE JUDGMENT TO BE ENTERED AGAINST LESSEE, AND FOR THAT PURPOSE LESSEE HEREBY AUTHORIZES AND EMPOWERS LANDLORD OR ANY PROTHONOTARY, CLERK OF COURT OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR AND CONFESS JUDGMENT AGAINST LESSEE AND AGREES THAT LESSOR MAY COMMENCE AN ACTION PURSUANT TO PENNSYLVANIA RULES OF CIVIL PROCEDURE NO. 2950 ET SEQ. FOR THE RECOVERY FROM LESSEE OF ALL RENT HEREUNDER (INCLUDING ALL ACCELERATIONS OF RENT PERMISSIBLE UNDER THE PROVISIONS OF THIS LEASE) AND/OR FOR ALL CHARGES RESERVED HEREUNDER AS RENT, AS WELL AS FOR INTEREST AND COSTS AND ATTORNEY'S COMMISSION FOR WHICH AUTHORIZATION TO CONFESS JUDGEMENT, THIS LEASE, OR A TRUE AND CORRECT COPY THEREOF, SHALL BE SUFFICIENT WARRANT. SUCH JUDGMENT MAY BE CONFESSED AGAINST LESSEE FOR THE AMOUNT OF RENT IN ARREARS (INCLUDING ALL ACCELERATIONS OF RENT PERMISSIBLE UNDER THE PROVISIONS OF THIS LEASE) AND/OR FOR ALL CHARGES RESERVED HEREUNDER AS RENT, AS WELL AS FOR INTEREST AND COSTS; TOGETHER WITH AN ATTORNEY'S COMMISSION OF TEN PERCENT (10%) OF THE FULL AMOUNT OF LESSOR'S CLAIM AGAINST LESSEE. NEITHER THE RIGHT TO INSTITUTE AN ACTION PURSUANT TO PENNSYLVANIA RULES OF CIVIL PROCEDURE NO. 2950 ET SEQ. NOR THE AUTHORITY TO CONFESS JUDGMENT GRANTED HEREIN SHALL BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF, BUT SUCCESSIVE COMPLAINTS MAY BE FILED AND SUCCESSIVE JUDGMENTS MAY BE ENTERED FOR THE AFOREDESCRIBED SUMS FIVE DAYS OR MORE AFTER THEY BECOME DUE AS WELL AS AFTER THE EXPIRATION OF THE ORIGINAL TERM AND/OR DURING OR AFTER EXPIRATION OF ANY EXTENSION OR RENEWAL OF THIS LEASE.

          (e) CONFESSION OF JUDGMENT FOR POSSESSION OF REAL PROPERTY. LESSEE CONVENANTS AND AGREES THAT IF THIS LEASE SHALL BE TERMINATED (EITHER BECAUSE OF A CONDITION BROKEN DURING THE TERM OF THIS LEASE OR ANY RENEWAL OR EXTENSION THEREOF AND/OR WHEN THE TERM HEREBY CREATED OR ANY EXTENSION THEREOF SHALL HAVE EXPIRED) THEN, AND IN THAT EVENT, LESSOR MAY CAUSE A JUDGMENT IN EJECTMENT TO BE ENTERED AGAINST LESSEE FOR POSSESSION OF THE PREMISES, AND FOR THAT PURPOSE LESSEE HEREBY AUTHORIZES AND EMPOWERS ANY PROTHONOTARY, CLERK OF COURT OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR AND TO CONFESS JUDGMENT AGAINST LESSEE IN EJECTMENT FOR POSSESSION OF THE PREMISES, AND AGREES THAT LANDLORD MAY COMMENCE AN ACTION PURSUANT TO PENNSYLVANIA RULES OF PROCEDURE NO. 2970 ET SEQ. FOR THE ENTRY OF AN ORDER IN EJECTMENT FOR THE POSSESSION OF REAL PROPERTY AND LESSEE FURTHER AGREES THAT A WRIT OF POSSESSION PURSUANT THERETO MAY ISSUE FORTHWITH, FOR WHICH AUTHORIZATION TO CONFESS JUDGMENT AND FOR THE ISSUANCE OF A WRIT OR WRITS OF POSSESSION PURSUANT THERETO, THIS LEASE, OR A TRUE AND CORRECT COPY THEREOF, SHALL BE SUFFICIENT WARRANT. LESSEE FURTHER CONVENANTS AND AGREES, THAT IF FOR ANY REASON WHATSOEVER, AFTER SAID ACTION SHALL HAVE COMMENCED THE ACTION SHALL BE TERMINATED AND THE POSSESSION OF THE PREMISES DEMISED HEREUNDER SHALL REMAIN IN OR BE RESTORED TO LESSEE, LESSOR SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THIS LEASE AS ABOVE SET FORTH TO

                                                             Initials:
                                                                      ----------

COMMENCE SUCCESSIVE ACTIONS FOR POSSESSION OF REAL PROPERTY AND TO CAUSE THE ENTRY OF SUCCESSIVE JUDGMENTS BY CONFESSION IN EJECTMENT FOR POSSESSION OF THE PREMISES.

          (f) AFFIDAVIT OF DEFAULT. IN ANY PROCEDURE OR ACTION TO ENTER JUDGMENT BY CONFESSION FOR MONEY PURSUANT TO SECTION 13.2 (d) HEREOF, OR TO ENTER JUDGMENT BY CONFESSION IN EJECTMENT FOR POSSESSION OF REAL PROPERTY PURSUANT TO SECTION 13.2 (e) HEREOF, IF LESSOR SHALL FIRST CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT OR AVERMENT OF THE FACTS CONSTITUTING THE DEFAULT OR OCCURRENCE OF THE CONDITION PRECEDENT, OR EVENT, THE HAPPENING OR WHICH DEFAULT, OCCURRENCE, OR EVENT AUTHORIZES AND EMPOWERS LESSOR TO CAUSE THE ENTRY OF JUDGMENT BY CONFESSION, SUCH AFFIDAVIT OR AVERMENT SHALL BE CONCLUSIVE EVIDENCE OF SUCH FACTS, DEFAULTS, OCCURRENCES, CONDITIONS PRECEDENT, OR EVENTS; AND IF A TRUE COPY OF THIS LEASE (AND OF THE TRUTH OF WHICH SUCH AFFIDAVIT OR AVERMENT SHALL BE SUFFICIENT EVIDENCE) BE FILED IN SUCH PROCEDURE OR ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY RULE OF COURT, CUSTOM, OR PRACTICE TO THE CONTRARY NOTWITHSTANDING.

          (g) No act or forbearance by Lessor shall be deemed a waiver or election of any right or remedy by Lessor with respect to Lessee's obligations hereunder, unless and to the extent that Lessor shall execute and deliver to Lessee a written instrument to such effect, and any such written waiver by Lessor shall not constitute a waiver of relinquishment for the future of any obligation of Lessee. Lessor's acceptance of any payment from Lessee (regardless of any endorsement on any check or any writing accompanying such payment) may be applied by Lessor to Lessee's obligations then due hereunder, in any priority as Lessor may elect, and such acceptance by Lessor shall not operate as an accord and satisfaction or constitute a waiver of any right or remedy of Lessor with regard to Lessee's obligations hereunder.

     13.3 LATE CHARGES. Lessee hereby acknowledges that late payment by Lessee to Lessor of Base Rent, Lessee's Share of Operating Expenses or other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage covering the Corporate Center. Accordingly, if any installment of Base Rent, Operating Expenses, or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within five (5) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to 5% of such overdue amount for each month or part thereof that said payment is overdue. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of any of the aforesaid monetary obligations of Lessee, then Base Rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding Paragraph 4.1 or any other provision of this Lease to the contrary.

14. CONDEMNATION. If the Premises or any portion thereof or the Corporate Center are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent of the floor area of the Premises, or more than twenty-five percent of that portion of the Common Areas designated as parking for the Corporate Center is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing only within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of

                                                              Initials:
                                                                        ------
the date the condemning authority takes such possession if Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be reduced in the proportion that the floor area of the Premises taken bears to the total floor area of the Premises. No reduction of rent shall occur if the only area taken is that which does not have the Premises located thereon. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for a diminution in value of the leasehold or for the taking of the fee, or as severance damage; provided, however, that Lessee shall be entitled to any award for loss of or damages to lessee's trade fixtures and removable personal property. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of severance damages received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall pay any amount in excess of such severance damages required to complete such repair.

15.  BROKER'S FEE.

     (a) Upon execution of this Lease by both parties, Lessor shall pay to Interland Real Estate Corp. Licensed real estate broker(s), a fee as set forth in a separate agreement between Lessor and said broker(s), or in the event there is not separate agreement between Lessor and said broker(s), the sum of $-0-, for brokerage services rendered by said broker(s) to Lessor in this transaction.

     (b) Lessor and Lessee agree that broker(s) is (are) acting as agent only and will in no case whatsoever be held liable to either part for the performance of any terms or covenants of this Lease. Furthermore, Lessor and Lessee represent and warrant to each other that, except as described in Paragraph 15(a) hereof, it has not employed a broker or real estate agent in connection with this transaction and each indemnifies and holds the other harmless from and against all claims and actions, including legal and other expenses in connection therewith, based on any such dealings by said party.

16.  ESTOPPEL CERTIFICATE.

     (a) Lessee shall at any time upon not less than ten (10) days prior written notice from Lessor execute, acknowledge and deliver to Lessor a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and
(ii) acknowledging that there are not, to the Lessee's knowledge, any uncured defaults on the part of Lessor, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises or of the business of the Lessor.

     (b) At the Lessor's option, the failure to deliver such statement within such time shall be a material default of this Lease by Lessee, without any further notice to such party, or it shall be conclusive upon such party that (i) this Lease is in full force and effect, without modification except as may be represented by Lessor, (ii) there are no uncured defaults in the Lessor's performance, and (iii) not more than one month's rent has been paid in advance.

     (c) If Lessor desires to finance, refinance, or sell the Corporate Center, or any part thereof, Lessee hereby agrees to deliver to any lender or purchaser designated by Lessor such financial statements of Lessee as may be reasonably required by such lender or purchaser. Such statements shall include the past three (3) years' financial statements of Lessee. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposed herein set forth.

17. LESSOR'S LIABILITY. The term "Lessor" as used herein shall mean only the owner or owners, at the time in question, of the fee title or a lessee's interest in a ground lease of the Corporate Center, in the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed, provided that any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in the Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns, only during their respective periods of ownership. In any event, Lessor's liability hereunder shall be unconditionally limited to Lessor's equity in the subject property.

18. SEVERABILITY. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. INTEREST ON PAST-DUE OBLIGATIONS. Except as expressly herein provided, any amount due to Lessor and not paid when due (a "Delinquent Payment") shall bear interest, from the date due, at the maximum rate then allowable by law. In addition, a late fee equal to five (5%) percent of any Delinquent Payment shall be added to each such Delinquent Payment on the day following the original payment's due date.

Payment of such late fees and interest shall not excuse or cure any default by Lessee under this Lease. Interest as aforesaid shall also be due and payable on late fees properly charged to Lessee hereunder.

20. TIME OF ESSENCE. Time is of the essence with respect to the obligations to be performed under this lease.

21. ADDITIONAL RENT. All monetary obligations of Lessee to Lessor under the terms of this Lease, including but not limited to Lessee's Share of Operating Expenses and insurance and tax expenses payable shall be deemed to be rent.

22. INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither the real estate broker listed in Paragraph 15 hereof nor any cooperating broker on this transaction nor the Lessor or any employee or agents of any of said persons has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of the Premises or the Corporate Center and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof will all applicable laws and regulations in effect during the term of this Lease except as otherwise specifically stated in this Lease.

23. NOTICES. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified mail, return receipt requested, or by a reputable Private Overnight Courier Service, and if given personally or by mail, shall be deemed sufficiently given if addressed to Lessee or to Lessor at the address noted below the signature of the respective parties, as the case may be. Either party may, by notice to the other, specify a different address for notice purposes except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice purposes. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by notice to Lessee.

                                                                Initials:
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                                       24

24. WAIVERS. No waiver by Lessor of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

25. HOLDING OVER. If Lessee, with Lessor's consent, remains in possession of the Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Lessee, but all Options, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during said month to month tenancy. During such holdover period, the Base Rent hereunder shall automatically and immediately increase to one hundred fifty (150%) percent of the Base Rent of the immediately previous expired Lease term.


26. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

27. COVENANTS AND CONDITIONS. Each provision of this Lease performable by Lessee shall be deemed both a covenant and a condition.

28. BINDING EFFECT: CHOICE OF LAW. Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of Paragraph 17, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the Commonwealth of Pennsylvania and any litigation concerning this Lease between the parties hereto shall be initiated in Chester County.

29.  SUBORDINATION.

     (a) This Lease, and any Option granted hereby, at Lessor's option, shall be subordinate to any ground lease, mortgage, or any of the hypothecation or security now or hereafter placed upon the Corporate Center and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If any mortgagee or ground lessor shall elect to have this Lease and any Options granted hereby prior to the lien of its mortgage, or ground lease, and shall give written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such mortgage or ground lease, whether this Lease or such Options are dated prior or subsequent to the date of said mortgage, or ground lease or the date of recording thereof.

     (b) Lessee agrees to execute any documents required to effectuate an attornment, a subordination or to make this Lease or any Option granted herein prior to the lien of any mortgage, or ground lease, as the case may be. Lessee's failure to execute such documents within ten (10) days after written demand shall constitute a material default by Lessee hereunder without further notice to Lessee or, at Lessor's option, Lessor shall execute such documents on behalf of Lessee as Lessee's attorney-in-fact. Lessee does hereby make, constitute and irrevocably appoint Lessor as Lessee's attorney-in-fact and in Lessee's name, place and stead, to execute such documents in accordance with this Paragraph 29(b).

30. ATTORNEY'S FEES. If either party named herein brings an action to enforce the terms hereof of declares right hereunder, the prevailing party in any such action, or trial or appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the court.

                                                              Initials:
                                                                        -------

31. ACCESS TO LEASED SPACE. Lessor, its employees and agents shall have the right to enter the Leased Space at all reasonable times for the purpose of examining or inspecting the same, showing the same to prospective purchasers or tenants of the Building, or mortgagees, and making such alterations, repairs, improvements or additions to the Leased Space or to the Building as Lessor may deem necessary or desirable. Except in case of emergency, any such entry shall be after reasonable notice to Lessee. If a representative of Tenant shall not be present to open and permit entry into the Leased Space at any time when such entry by Lessor is necessary or permitted hereunder, Lessor may enter by means of a master key (or forcibly in the event of any emergency) without liability to Lessee and without such entry constituting an eviction of Lessee or termination of this Lease. No locks or similar devices shall be attached to any doors or windows in the Leased Space without the prior written consent of Lessor. No door keys shall be made, other than those provided by Landlord. If more than two (2) keys for one lock are desire, Lessor will provide the same upon payment by Lessee. All keys must be returned to Lessor at the expiration or termination of the Lease.

Lessor and Lessor's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises or to the Building of which they are a part as lessor may deem necessary or desirable. Lessor may at any time place on or about the Premises or the Building any ordinary "For Sale" signs and Lessor may at any time during the last 120 days of the term hereof place on or about the Premises any ordinary "For Lease" signs. All activities of Lessor pursuant to this Paragraph shall be without abatement of rent, nor shall Lessor have any liability to Lessee for the same.

32. AUCTIONS. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises or the Common Areas without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

33. SIGNS. Lease shall not place any signs upon the Premises or the Corporate Center without Lessor's prior written consent. Under no circumstances shall Lessee place a sign on any roof of the Corporate Center.

34. MERGER. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

35. CONSENTS. Except for Paragraph 32 hereof, wherever in this Lease the consent of one party is required to an act of the other party such consent shall not be unreasonably withheld or delayed.

36. GUARANTOR. In the event that there is a guarantor of this Lease, said guarantor shall have the same obligations as Lessee under this Lease.

37. QUIET POSSESSION. Upon Lessee payment the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease. The individuals executing this Lease on behalf of Lessor represent and warrant to Lessee that they are fully authorized and legally capable of executing this Lease on behalf of Lessor and that such execution is binding upon all parties holding on ownership interest in the Corporate Center.



                                                            Initials:
                                                                     ------

38.  OPTIONS.

     38.1 DEFINITION.
          Lessee shall have the right to two, Three-Year Options to renew this lease. Terms of the renewal (s) are further described in Addendum Number 4 "Option Terms".

     38.2 OPTIONS PERSONAL. Each Option granted to Lessee in this Lease is personal to the original Lessee and may be exercised only by the original lessee while occupying the Premises who does so without the intent of thereafter assigning this Lease or subletting the Premises or any portion thereof, and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Lessee, provided, however, that an Option may be exercised by or assigned to any Lessee Affiliate as defined in paragraph 12.2 of this Lease. The Options, if any, herein granted to Lessee are not assignable separate and apart from the Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise.

     38.3 MULTIPLE OPTIONS. In the event that Lessee has any multiple options to extend or renew this Lease a later option cannot be exercised unless the prior option to extend or renew this Lease has been so exercised.

     38.4 EFFECT OF DEFAULT ON OPTIONS.

          (a) Lessee shall have no right to exercise an Option, notwithstanding and provision in the grant of Option to the contrary, (i) during the time commencing from the date Lessor gives to Lessee a notice of default pursuant to Paragraphs 13.1(b) or 13.1(c) and continuing until the noncompliance alleged in said notice of default is cured, or (ii) during the period of time commencing on the date after a monetary obligation to Lessor is due from Lessee and unpaid (without any necessity for notice thereof to Lessee) and continuing until the obligation is paid, or (iii) at any time after an event of default described in Paragraphs 13.1(a), 13.1(d), or 13.1(e) (without any necessity of Lessor to give notice of such default to Lessee), nor (iv) in the event that Lessee has defaulted three or more time unders Paragraph 13.1(b) or Paragraph 13.1(c), whether or not the defaults are cured, during the 12 month period of time immediately prior to the time that Lessee attempts to exercise the subject Option.

          (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 38.4(a).

          (c) All rights of Lessee under the provisions of an Option shall terminate and be of no further force or effect, notwithstandng Lessee's due and timely exercise of the Option, if, after such exercise and during the term of the Lease, (i) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of thirty (30) days after such obligation becomes due (without any necessity of Lessor to give notice thereof to Lessee), or (ii) Lessee fails to commence to cure a default specified in Paragraph 13.1(c) within thirty (30) days after the date that Lessor gives notice to Lessee of such default and/or Lessee fails thereafter to diligently prosecute said cure to completion, or
(iii) Lessee commits a default described in Paragraph 13.1(a), 13.1(d) or 13.1(e) (without any necessity of Lessor to give notice of such default to Lessee), or (iv) Lessee defaults three or more times under Paragraph 13.1(b), or Paragraph 13.1(c), whether or not the defaults are cured.

39. SECURITY MEASURES. Lessee hereby acknowledges that Lessor shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Corporate Center. Lessee assumes all responsibility for the protection of Lessee, its agents, and invitees and the property of Lessee and of Lessee's agents and invitees from acts of third parties. Nothing herein contained shall prevent Lessor, at Lessor's sole option, from providing security protection for the Corporate Center or any part thereof, in which event the

                                                              Initials:
                                                                       -------
cost thereof shall be included within the definition of Operating Expenses, as set forth in Paragraph 4.2(b).

40. EASEMENTS. Lessor reserves to itself the right, from time to time, to grant such easements, rights and dedications that Lessor deems necessary or desirable, and to cause the recordation of easements, rights, dedications and restrictions, so long as such easements, rights, dedications and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee shall sign any of the aforementioned documents upon request of Lessor and failure to do so shall constitute a material default of this Lease by Lessee without the need for further notice to Lessee.

41. PERFORMANCE UNDER PROTEST. If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of said party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of the Lease.

42. SECURITY INTEREST. Lessee hereby grants to Lessor a security interest under the Uniform Commercial Code in all of Lessee's goods and property in, on, or about the Premises. Said security interest shall secure unto Lessor the payment of all rent (and charges collectible or reserved as rent) hereunder which shall become due under the provisions of this Lease. Lessee hereby agrees to execute, upon request of Lessor, such financing statements as may be required under the provisions of the said Uniform Commercial Code to perfect a security interest in Lessee's said goods and property.

43. ASSIGNMENT OF RIGHTS. Lessor may, at Lessor's option, assign all its rights, interest and privileges under this Lease and any Option granted hereunder, to any mortgagee, or the Chester County Industrial Development Authority ("CCIDA"), for the benefit of said mortgagee or the CCIDA.

44.  COVENANTS AND WARRANTIES.

     (a)  Lessee covenants and warrants with and to Lessor that:

          (i) at no time within three years and six months from the date of this Lease (or if shorter, the term of this Lease, together with all extensions and renewals thereof) will Lessee or any "related person" to Lessee pay or incur, or consent to or permit the paying or incurring by others (except Lessor), of "capital expenditures" with respect to the Premises or any other "facilities" within the Township of Uwchlan (the "Township"), County of Chester, Commonwealth of Pennsylvania, the "principal user" of which is Lessee or any related person to Lessee, or with respect to any "facilities" which are contiguous to" or "integrated with" any "facilities" so located, without the prior written consent of the Lessor and the holder of the mortgage on the Corporate Center.

          (ii) neither Lessee nor any "related person" is a "principal user" of any "facilities" (other than the Premises) located within the Township, or which are "contiguous to" or "integrated with" and "facilities" so located, except as set forth in Table (1) attached hereto and made a part hereof, which Table (1) contains a complete and accurate description of (A) the aggregate amount of all capital expenditures" paid or incurred by any person with respect to each listed facility since January 1, 1980, and (B) any obligation described in Internal Revenue Code Section 103(b)(6), the proceeds of which were or will be used with respect to each listed facility, together with an accounting of the face amount of each such obligation outstanding on and after July 15, 1983; and


                                                                Initials:
                                                                         -------

          (iii) at no time from the date of this Lease will Lessee and/or "related person" become a "principal user" of any "facilities" (other than the Premises and any "facilities" listed in Table (1)) located within the Township, or which are "contiguous to" or "integrated with" any "facilities" so located, without the prior written consent of the Lessor and the holder of the Mortgage on the Corporate Center.

     (b)  (i)   Lessee shall timely file, with the appropriate District Director of the Internal Revenue Service, annual supplemental statements which shall list by date and amount any subsequent Internal Revenue Code Section 103(b)(6)(D) "capital expenditures", as required by Treasury Regulations 1-103-10(b)(2)
(vi)(c). Lessee shall send copies of such supplemental statements to Lessor within three (3) days after filing them with the Internal Revenue Service.

          (ii) Quoted terms in this Section 44 shall have the same meanings as in Section 103 of the Internal Revenue Code of 1954, as amended, and in the Regulations, as amended, promulgated pursuant thereto, and in published rulings and other administrative pronouncements of the Internal Revenue Service, and private rulings thereof made public.

     (c) Breach of this Section 44 will constitute a default under this Lease without notice, notwithstanding anything to the contrary contained in the Lease. In addition to all other rights and remedies available to Lessor hereunder, Lessee shall be responsible for and shall indemnify Lessor against any and all increased costs or expenses of any nature whatsoever incurred in the event such breach results in the interest payable under Lessor's financing for the Corporate Center (obtained through CCIDA) being subject to Federal Income Tax, including, but not limited to, payments of additional or increased interest under such financing and reasonable attorney's fees.

45. DEFINITION OF "LESSOR". The word "Lessor" is used herein to include the Lessor named above and any subsequent owner of such Lessor's interest in the Corporate Center as well as their respective heirs, personal representatives, successors and assigns, each of whom shall have the same rights, remedies, powers, authorities and privileges as it would have had had it originally signed this Lease as Lessor, including the right to proceed in its own name to enter judgment by confession or otherwise, but any such person, whether or not named herein, shall have no liability hereunder after it ceases to hold such interest. Neither Lessor nor any partner in Lessor shall have any personal liability with respect to any of the provisions of this Lease, and if Lessor shall default in the performance of Landlord's obligations under this Lease or otherwise, Lessee shall look solely to the equity of Landlord in its interest in the Property for the satisfaction of Lessee's remedies. It is expressly understood and agreed that Lessor's liability under the terms, covenants, conditions, warranties and obligations of this Lease shall in no event exceed the loss of Lessor's equity in its interest in the Property.

46. AUTHORITY. If Lessee is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after execution of this Lease, deliver to Lessor evidence of such authority satisfactory to Lessor.

47. CONFLICT. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions, if any, shall be controlled by the typewritten or handwritten provisions.

48. OFFER. preparation of this Lease by Lessor or Lessor's agent and submission of same to Lessee shall not be deemed an offer to lease. This Lease shall become binding upon Lessor and Lessee only when fully executed by Lessor and Lessee.


                                                                Initials:
                                                                         -------

49.  Addenda. Attached hereto are addenda containing paragraphs 49.1 through
49.5 which constitute a part of this Lease.

     49.1 Addendum No. 1 - Table(1).

     49.2 Addendum No. 2 - Rules and Regulations.

     49.3 Addendum No. 3 - Sanitary Waste Regulation.

     49.4 Addendum No. 4 - Option Terms.

     49.5 Addendum No. 5 - Miscellaneous.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

LESSOR

MARSH CREEK ASSOCIATES ONE


By: Trans Graphic Advertising Associates, Inc.,
    -------------------------------------------
    General Partner

By: /s/ George L. Guerra
    ---------------------------
    George L. Guerra, President

Executed on November 21, 1997

LESSEE

KENSEY NASH CORPORATION

BY: /s/ Joseph W. Kaufmann
    -----------------------------
    Joseph W. Kaufmann, President

Executed on November 20, 1997


                          ADDRESS FOR NOTICES AND RENT

          75 East Uwchian Avenue             55 East Uwchian Avenue

          Suite #110                         Suite #204

          Exton, PA  19341                   Exton, PA  19341



                                                                Initials:
                                                                         -------

                                LEASE AMENDMENT


Amendment date:                    January 3, 2000
Lessor:                            Marsh Creek Associates One
Lessee:                            Kensey Nash Corporation
Lease Date:                        November 19, 1996
Premises:                          Suites 200-230
                                   55 East Uwchian Avenue,
                                   Marsh Creek Corporate Center, Exton, PA


LESSOR AND LESSEE HEREBY FURTHER AGREE AS FOLLOWS:

Lessee agrees to exercise the first of it's two Options to Renew for a period of three years effective January 15, 2000. The new Termination date of the Lease Agreement will be November 30, 2005. Further, Lessor grants to Lessee, one additional Option to Renew for a period of three years at the rate of $10.00 per square foot for the three (3) year period.

Lessor agrees that upon signing of this Lease Amendment, Lessor will contract to have the entire flat roof above Suites #200-230 overlaid with a waterproof membrane. Lessor also will have the slopped roof portion repainted/refurbished.

Lessor agrees to provide not less than twenty (20) additional parking spaces in the rear of Lessee's Leased Premises within sixty (60) days of signing this Lease Amendment.

Lessor will have a sign contractor add the Kensey Nash Corporation name to the Marsh Creek Corporate Center entry sign within thirty (30) days of signing this Lease Amendment.

Paragraph 8.7 of the Lease Agreement shall be changed to read as follows:

     Except in the case of a breach or default in the performance of any obligation under this Lease, each party shall indemnify and hold harmless the other party and nothing in this lease shall be construed as imposing any liability on them for any loss, cost, expense (including reasonable attorney's fees), or any claims, suits, actions or damages arising from the ownership, use, control or occupancy of any portion of the Project including the Building, Common Areas, and Premises unless such loss, cost expense, claim, suit or action is a result of or caused by the negligent acts or omissions of such other party or its agents, servants, employees, contractors, or invitees.

All other terms and conditions of the subject Lease shall remain unchanged and in full force and effect.


                                     AGREED
                                     ------

LESSOR
------
MARSH CREEK ASSOCIATES ONE
By: Trans Graphic Advertising Associates, Inc., General Partner


By: /s/ George L. Guerra
   ------------------------------
   George L. Guerra, President

Witness:  /s/ Dorothy M. Wilkie       Date: 2/22/00
        --------------------------------------------------------


LESSEE:
------
KENSEY NASH CORPORATION


By: /s/ Joseph Kaufmann
   ------------------------------
   Joseph Kaufmann, President

Witness:  /s/ Amy H. Wetul            Date: 1/26/00
        --------------------------------------------------------

                  [LETTERHEAD OF MARSH CREEK CORPORATE CENTER]



                                                  Date: February 12, 1999

TO: KENSEY-NASH CORP.
Address of Leased Premises: Suite #201-230, Bldg. #2 at 55 E. Uwchlan Avenue,
                            County of Chester, Exton, Pennsylvania, 19341

Pursuant to the terms and conditions of Lease under which you occupy space in Marsh Creek Corporate Center, this communication represents Landlord/Lessor Notice of change(s) in Monthly Rate(s) for rent on above referenced premises.
                  EFFECTIVE DATE OF CHANGE(S): JANUARY 1, 1999

Total Rentable Area
of Phase One:   91,484   (Buildings #1 & 2)
             ------------
          Total Area of Leased Premises:   44,167   s.f.
                                        -----------

                                           CURRENT                          EFFECTIVE
                                             RATE           NEW RATE           RATE
                                          ----------       ----------       ----------
MONTHLY BASE RENT:                        $21,163.35       $21,163.35       $21,163.35 /mo. (A)
                                          ----------       ----------       ----------

Additional Rent(s)
---------------
  COMMON AREA MAINTENANCE (CAM) EXPENSES:
          Insurance                            $0.07 s.f.       $0.08 s.f.
          Grounds Care                         $0.18 s.f.       $0.27 s.f.
          Bldg. Maintenance                    $0.26 s.f.       $0.37 s.f.
          Utilities                            $0.10 s.f.       $0.09 s.f.
          Management Fee                       $0.43 s.f.       $0.47 s.f.
          Parking Lot Maintenance              $0.37 s.f.       $0.04 s.f.
          1998 Expense Overage                 $0.00 s.f.       $0.09 s.f.
                                          ----------       ----------
          TOTAL CAM:                           $1.41 s.f.       $1.41 s.f.  $ 5,189.62 /mo. (B)

  REAL ESTATE TAXES:                           $0.76 s.f.       $0.80 s.f.  $ 2,944.47 /mo. (C)
                                          ----------       ----------       ----------

TOTAL ADDITIONAL RENTS (CAM & RET):            $2.17 s.f.       $2.21 s.f.
                                          ----------       ----------

TOTAL MONTHLY RENT DUE:                                                     $29,297.44 (A+B+C)
                                                                            ----------